Exhibit 10.6

LAND COURT	REGULAR SYSTEM

AFTER RECORDATION, RETURN BY MAIL [ X ] PICK-UP [      ]

Bilzin Sumberg Baena Price & Axelrod LLP

200 South Biscayne Boulevard, Suite 2500

Miami, Florida 33131-5340

Attn: Post-Closing Department

This Document Contains      Pages

TMK Nos. (1) 9-1-032: 032 &111

NOTE AND MORTGAGE

ASSUMPTION AGREEMENT

(MSCI 2006-IQ11; Loan No. 710202870)

THIS NOTE AND MORTGAGE ASSUMPTION AGREEMENT (“Agreement”) is executed on June 2, 2010, effective as of June 4, 2010, and is entered into among BANK OF AMERICA, N.A., A NATIONAL BANKING ASSOCIATION, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-IQ11 (“Lender”), having an address at 540 West Madison St., Suite 1802, IL4-540-18-04, Chicago, Illinois 60661, Re: MSCI 2006-IQ11; Loan No 710202870; WEST OAHU MALL ASSOCIATES LLC, a Hawaii limited liability company (“Original Borrower”), having an address at 1880 Century Park East, Suite 810, Los Angeles, California 90067 and TNP SRT WAIANAE MALL, LLC, a Delaware limited liability company (“New Borrower”), having an address at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Original Borrower and New Borrower are hereinafter sometimes collectively referred to as “Borrower Parties”.

PRELIMINARY STATEMENT

A. Original Borrower is the current owner of fee title to that certain real property (“Land”) and the buildings and improvements thereon (“Improvements”), commonly known as “Waianae Mall” located in the City of Honolulu, County of Honolulu, State of Hawaii, more particularly described in Exhibit A attached hereto and made a part hereof (the Land and the Improvements are hereinafter sometimes collectively referred to as the “Project”).

B. Lender is the current owner and holder of a loan (“Loan”) in the original principal amount of $22,200,000.00, as evidenced and/or secured by the documents described on Exhibit B attached hereto (together with any and all other agreements, documents, instruments evidencing, securing or in any manner relating to the Loan, as all of the same may be amended, restated, supplemented or otherwise modified from time to time, shall hereinafter be collectively referred to as the “Loan Documents”). The Loan is secured in part by the Project, which Project is described in and encumbered by the “Security Instrument” described on Exhibit B.

C. New Borrower desires to purchase the Project from Original Borrower and to assume Original Borrower’s obligations under the Loan Documents as provided herein.

D. A sale of the Project to, and the assumption of the Loan by, a third party without the consent of the holder of the Security Instrument is prohibited by the terms thereof.

E. The Lender has agreed to consent to the following requested actions (collectively the “Requested Actions”): (i) Original Borrower selling the Project to New Borrower, and (ii) New Borrower assuming all of Original Borrower’s obligations under the Loan Documents, on the terms and conditions hereinafter set forth.

In consideration of $10.00 paid by each of the parties to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

1.1 Original Borrower Representations. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, Original Borrower acknowledges, warrants, represents and agrees to and with Lender and New Borrower as follows:

(a) Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true and correct and incorporated into this Agreement by reference.

(b) Authority of Original Borrower.

(i) Original Borrower. Original Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Hawaii. West Oahu Mall, Inc. (“OB Managing Member”) is the managing member of Original Borrower. OB Managing Member, acting alone without the joinder of any other manager or member of Original Borrower or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Original Borrower under this Agreement. The execution and delivery of, and performance under, this Agreement by Original Borrower have been duly and properly authorized pursuant to all requisite limited liability company action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Original Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower is a party or by which the Project may be bound or affected.

(ii) OB Managing Member. OB Managing Member is a duly organized, validly existing corporation in good standing under the laws of the State of Hawaii. Joseph Daneshgar (“Authorized Officer”) is the President of OB Managing Member. Authorized Officer, acting alone without the joinder of any other officer, director or shareholder of OB Managing Member or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind OB Managing Member and Original Borrower under this Agreement. The execution and delivery of, and performance under, this Agreement by OB Managing Member have been duly and properly authorized pursuant to all requisite corporate action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to OB Managing Member or the articles of incorporation or bylaws or any other organizational document of OB Managing Member or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which OB Managing Member is a party or by which the Project may be bound or affected.

(c) Compliance with Laws. To Original Borrower’s knowledge, all permits, licenses, franchises or other evidences of authority to use and operate the Project as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect. Original Borrower has not received any written notice from any governmental entity claiming that Original Borrower or the Project is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Project, including, without limitation, any notice relating to any violations of zoning, building, environmental, fire, health, or other laws, ordinances, rules, codes or regulations.

(d) Rent Roll. The Rent Roll (“Rent Roll”) attached hereto and made a part hereof as Exhibit C is a true, complete and accurate summary of all tenant leases (“Leases”) affecting the Project as of the date of this Agreement.

(e) Leases. The Leases are the only leases affecting the Project and are currently in full force and effect. Original Borrower has not been notified of any landlord default under any of the Leases; there are no leasing broker’s or finder’s commissions of any kind due or to become due with respect to the Leases or the Project; the rents and security deposits under the Leases shown on the Rent Roll are true and correct; Original Borrower has not received any prepaid rents or given any concessions for free or reduced rent under the Leases and will not accept any prepaid rents for more than one month in advance. All tenants at the Project are currently in possession of and are operating businesses from their leased premises.

(f) Title to Project and Legal Proceedings. Original Borrower is the current owner of fee title in the Project. There are no pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Original Borrower or the Project, or any pending or threatened condemnation proceedings or annexation proceedings affecting the Project, or any agreements to convey any portion of the Project, or any rights thereto to any person, entity, or government body or agency not disclosed in this Agreement.

(g) Loan Documents. The Loan Documents set forth on Exhibit B comprise all of the material agreements entered into and executed by Original Borrower and/or Original Indemnitor (as defined in the Joinder by and Agreement of Original Indemnitor attached hereto (the “Original Indemnitor Joinder”)) in connection with the Loan. The Loan Documents constitute valid and legally binding obligations of Original Borrower enforceable against Original Borrower, as limited herein, and the Project in accordance with their terms. Original Borrower acknowledges and agrees that nor the Requested Actions, shall release or relieve Original Borrower from its obligations, agreements, duties, liabilities, covenants and undertakings under the Loan Documents arising prior to the date hereof. Original Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender or any of Lender’s predecessors in interest, and any subsidiary or affiliate of Lender and all of the past, present and future officers, directors, contractors, employees, agents, servicers (including, but not limited to, Wells Fargo Commercial Mortgage Servicing and LNR Partners, Inc.), attorneys, representatives, participants, successors and assigns of Lender and Lender’s predecessors in interest (collectively, “Lender Parties”) or with respect to (i) the Loan, (ii) the Loan Documents, or (iii) the Project. To the extent Original Borrower would be deemed to have any such defenses, setoffs, claims, counterclaims or causes of action as of the date hereof, Original Borrower knowingly waives and relinquishes them.

(h) Bankruptcy. Original Borrower has no intent to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A. (“Bankruptcy Code”), or in any manner to seek any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors (“Debtor Proceeding”) under any local, state, federal or other insolvency law or laws providing relief for debtors, (ii) directly or indirectly cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against Original Borrower or any members thereof or (iii) directly or indirectly cause the Project or any portion or any interest of Original Borrower in the Project to become the property of any bankrupt estate or the subject of any Debtor Proceeding.

(i) Accreted Leases Reserve. All of the funds in the Accretive Leases Reserve Subaccount (as such term is defined in the Loan Agreement) were used by Original Borrower for Approved Leasing Expenses (as such term is defined in the Loan Agreement) associated with Accretive Leases and the work constituting the Approved Leasing Expenses (as such term is defined in the Loan Agreement) was done in accordance with all of the requirements set forth in the Loan Agreement.

(j) No Default. To Original Borrower’s knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents.

(k) Required Repairs. Original Borrower has timely and fully completed the Required Repairs described in and required by the terms of Section 3.2.2 of and Schedule 2 to the Loan Agreement (as defined in Exhibit B attached hereto), and has provided Original Lender or Lender with evidence of such completion.

(l) Reaffirmation. Original Borrower reaffirms and confirms the truth and accuracy of all representations and warranties set forth in the Loan Documents, in all material respects, as if made on the date hereof.

1.2 Acknowledgments, Warranties and Representations of New Borrower. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, New Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a) Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true and correct and incorporated into this Agreement by reference.

(b) Authority of New Borrower.

(i) New Borrower. New Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Hawaii. As of the date hereof, TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership (the “TNP Operating Partnership”) is the sole member of New Borrower. The TNP Operating Partnership, acting alone without the joinder of any manager of New Borrower or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind New Borrower under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by New Borrower have been duly and properly authorized pursuant to all requisite company action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Borrower or the certificate of formation, limited liability company agreement, or any other organizational document of New Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Borrower is a party or by which the Project may be bound or affected.

(ii) TNP Operating Partnership. The TNP Operating Partnership is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware. TNP Strategic Retail Trust, Inc., a Maryland corporation (the “TNP REIT”) is the sole general partner of the TNP Operating Partnership. The TNP REIT, acting alone without the joinder of any other partner of the TNP Operating Partnership or any other party, has the power and authority to execute this Agreement on behalf of the TNP Operating Partnership and to duly bind New Borrower under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by the TNP Operating Partnership have been duly and properly authorized pursuant to all requisite partnership action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the TNP Operating Partnership or the certificate of limited partnership or the limited partnership agreement or any other organizational document of the TNP Operating Partnership or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which the TNP Operating Partnership is a party or by which the Project may be bound or affected.

(iii) TNP REIT. The TNP REIT is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland. Wendy Worchester (“Authorized Officer”) is the Chief Financial Officer of the TNP REIT. Authorized Officer, acting alone without the joinder of any other officer or director of the TNP REIT or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind the TNP REIT and Original Borrower under this Agreement. The execution and delivery of, and performance under, this Agreement by the TNP REIT have been duly and properly authorized pursuant to all requisite corporate action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the TNP REIT or the articles of incorporation or bylaws or any other organizational document of the TNP REIT or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which the TNP REIT is a party or by which the Project may be bound or affected.

(c) Financial Statements. The financial statements and other information (“Financial Statements”) of the TNP REIT, and Anthony Thompson (“Thompson,” together with the TNP REIT individually and/or collectively referred to herein as “Principal”) which have been previously delivered to Lender are true, complete and accurate in all material respects and accurately represent the financial condition of Principal as of the date thereof. There has not been any material adverse change to the financial condition of either Principal between the dates of the Financial Statements and the date of this Agreement. New Borrower acknowledges that the Financial Statements have been provided to Lender to induce Lender to enter into this Agreement and are being relied upon by Lender for such purposes. To the extent that the balance sheets and financial statement of New Borrower are consolidated with those of the TNP REIT, New Borrower shall deliver to Lender (a) the financial statements for the Property required by the Loan Documents; and (b) copies of the consolidated balance sheets and financial statements for the TNP REIT which clearly identify the assets and liabilities of New Borrower as belonging to New Borrower.

(d) Bankruptcy Proceedings. None of New Borrower, the TNP Operating Partnership, the TNP REIT, Thompson or Project Manager (collectively, “Related Entities”) has been a party to any Debtor Proceeding within seven (7) years prior to the date of this Agreement.

(e) Defaults on Other Indebtedness. Neither New Borrower nor any Related Entities has materially defaulted under its or their obligations with respect to any other indebtedness.

(f) New Borrower’s Organizational Documents. New Borrower has not transacted any business in New Borrower’s name since its formation. New Borrower is and will continue to be in full compliance with all of its organizational documents and the single purpose entity and separateness requirements of the Loan Documents and such organizational documents do not conflict with any of such single purpose entity and separateness requirements of the Loan Documents.

(g) Assets of New Borrower. The only assets of New Borrower are the Project, the personal property owned by New Borrower and used in connection with the Project and cash or cash equivalents.

(h) Management of Project. New Borrower is entering into that certain Property Management Agreement with TNP Property Manager, LLC, a Delaware limited liability company (“Project Manager”) for the management of the Project (the “New Management Agreement”). The term “Management Agreement” or “management agreement” or such other similar term in the Loan Documents shall hereafter refer to the New Management Agreement. The term “Property Manager” or such other similar term in the Loan Documents shall hereafter refer to the Project Manager. New Borrower covenants and agrees to comply with and to cause the Project Manager to comply with all terms and conditions of the Loan Documents concerning the management of the Project, including without limitation the obligation to obtain Lender’s consent to the management of the Project by any entity other than Project Manager. Project Manager shall execute and deliver to Lender a subordination of the New Management Agreement in form acceptable to Lender. Notwithstanding anything set forth herein or in the Loan Documents to the contrary, Project Manager shall have the right to sub-contract some or all of its rights and obligations to any of the following sub-managers: CB Richard Ellis, Grubb & Ellis CBI, Inc., Colliers International and PM Realty, without the consent of Lender, provided that (i) the New Management Agreement remains unmodified and in full force and effect, (ii) any sub-manager executes and delivers to Lender a Consent and Subordination of Sub-Manager in substantially the same form as the Consent and Subordination of Sub-Manager executed and delivered to Lender by Grubb & Ellis CBI, Inc. in connection with this assumption transaction, and (iii) New Borrower pays all of Lender’s costs and expenses, including, but not limited to, attorneys’ fees and costs, incurred by Lender in connection with such change in sub-managers.

(i) Loans to Related Entities. There are no loans payable by New Borrower to any member(s) of New Borrower or any other Related Entities or other entities or persons.

(j) Non-Consolidation Opinion. New Borrower will comply with each of the assumptions made with respect to it in that certain substantive non-consolidation opinion letter, dated the date hereof, delivered by New Borrower’s counsel in connection with the Requested Actions (the “Non-Consolidation Opinion”), including but not limited to, any exhibits attached hereto, any certificates referred to therein and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of the Security Instrument. New Borrower has caused and shall cause each entity other than the New Borrower with respect to which an assumption is made in the Non-Consolidation Opinion, including but not limited to, any exhibits attached thereto, and to comply with each of the assumptions made with respect to it in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, and any certificates referred to therein. All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, and any certificates referred to therein are true and correct.

(k) New Borrower Parties’ Interests. Neither New Borrower nor the TNP Operating Partnership is borrowing any sums to purchase its interest in New Borrower or the Project or pledging its general partnership or other controlling interest in New Borrower to any party, and none of the partners of the TNP Operating Partnership have any right to take over control of the TNP Operating Partnership from the TNP REIT. However, New Borrower has disclosed to Lender that Key Bank has made available to the TNP Operating Partnership a revolving credit facility (the “Key Bank Facility”). Key Bank has made certain statements (the “Key Bank Statements”) regarding the collateral for the Key Bank Facility. New Borrower acknowledges and agrees that Lender is relying on the Key Bank Statements as being true and correct as a material inducement for Lender to consent to the Requested Actions. Therefore, any modifications or amendments to the terms of the Key Bank Facility which causes any of the statements made in the Key Bank Statements or any of the representations made in the New Indemnitor Joinder (as hereinafter defined) attached hereto about the Key Bank Facility to no longer be true or correct, without first obtaining the Lender written consent, which consent may be withheld or granted in Lender’s sole and absolute discretion, shall constitute an Event of Default under the Loan Documents and shall constitute an additional Springing Recourse Event under Section 10.1 of the Loan Agreement and Section 1(b) of the Guaranty.

(l) Prohibited Person. New Borrower warrants and represents, after review of the website identified below, that none of New Borrower, the TNP Operating Partnership, the TNP REIT, nor the Project Manager nor any of their respective general partners, members (of Property Manager and New Borrower only), officers or directors, is an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224, issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated Nationals and Blocked Persons” (which list may be published from time to time in various media including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf, (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224, or (iv) who, to the knowledge of New Borrower, is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses [i] – [iv] above are herein referred to as a “Prohibited Person”). New Borrower covenants and agrees that none of New Borrower, the TNP Operating Partnership, the TNP REIT, nor the Project Manager nor any of their respective partners, members, officers or directors, will (a) knowingly conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (b) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. New Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification as may be requested by Lender in its reasonable discretion, confirming that, based on reasonable inquiry (x) none of New Borrower, the TNP Operating Partnership, the TNP REIT, nor the Project Manager nor any of their respective general partners, members (of Property Manager and New Borrower only), officers or directors is a Prohibited Person and (y) none of New Borrower, the TNP Operating Partnership, the TNP REIT, nor the Project Manager nor any of their respective officers or directors has (a) knowingly conducted any business, or engaged in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person or (b) knowingly engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in EO13224.

(m) Loan Documents. The Loan Documents, from and after the date hereof, are valid and legally binding obligations of New Borrower, enforceable against New Borrower and the Project in accordance with their terms. This Agreement and the execution of other documents contemplated hereby do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which New Borrower acknowledges to be valid and existing liens and security interests in the Project. New Borrower agrees that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transfer of the Project or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged. New Borrower has no defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action of any kind or nature whatsoever against the Lender Parties with respect to (i) the Loan, (ii) the Loan Documents, or (iii) the Project. To the extent New Borrower would be deemed to have any such defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action as of the date hereof, New Borrower knowingly waives and relinquishes them. New Borrower acknowledges that it has received copies of all of the Loan Documents listed on Exhibit B.

(n) No Default. To New Borrower’s actual knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents.

(o) Inspections. Other than that certain Property Condition Assessment for the Project dated September 28, 2009 (the “PCR”), that certain Phase 1 Environmental Site Assessment for the Project dated August 26, 2009, and that certain Probable Maximum Loss Assessment, all prepared by the Global Realty Services Group, all prepared under GRS Group Project No. ###-##-####, New Borrower has not obtained any other written inspection reports relating to the Project. Additionally, New Borrower has not obtained any tenant estoppel certificates from the tenants located at the Project that have not been delivered to Lender.

(p) Reaffirmation. Except as to those representations and warranties that are personal to Original Borrower, a breach of which cannot be cured by New Borrower, and after giving effect to the modifications contained in this Agreement, to New Borrower’s actual knowledge, New Borrower affirms and confirms the truth and accuracy of all representations and warranties set forth in the Loan Documents, in all material respects, as if made on the date hereof.

1.3 Acknowledgments, Warranties and Representations of Lender. Based solely on the representation of Original Borrower made herein to Lender, Lender acknowledges, warrants, represents and agrees to and with New Borrower that the Loan Documents set forth on Exhibit B comprise all of the Loan Documents in effect as of the date hereof.

ARTICLE 2

ACKNOWLEDGMENTS AND COVENANTS OF BORROWER PARTIES

As a material inducement to Lender to enter into this Agreement and to consent to Requested Actions each of Borrower Parties, as to itself only, acknowledges, warrants, represents, covenants and agrees to and with Lender as follows:

2.1 Assumption of Loan. New Borrower hereby assumes the indebtedness due under the Note (as defined in Exhibit B attached hereto), the Loan and all of Original Borrower’s other obligations, as grantor, mortgagor, borrower, assignor, trustor, indemnitor, guarantor, or maker, as the case may be, under the Loan Documents to the same extent as if New Borrower had signed such instruments. New Borrower agrees to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents.

2.2 Indebtedness. Original Borrower acknowledges, warrants, represents, covenants and agrees that as of May 25, 2010, the outstanding principal balance of the Loan was $20,741,241.24 and the following escrow and reserve balances (collectively, “Escrow Balances”) are being held by Lender: (i) a tax escrow balance of $86,989.96; (ii) an insurance escrow balance of $36,184.60; (iii) a capital reserve escrow balance of $12,696.59; (iv) a tenant reserve escrow balance of $174,661.58; and (v) a deferred maintenance reserve balance of $37.44. Further, Borrower Parties acknowledge and agree that Lender will continue to hold the Escrow Balances for the benefit of New Borrower in accordance with the terms of the Loan Documents. In the event of any error in, or omission from, the foregoing, Lender shall not be prejudiced, limited, or estopped, in any way in its right to charge, collect and receive any and all monies lawfully due Lender under the Loan Documents. By its execution hereof, Lender represents and warrants to New Borrower that to Lender’s actual knowledge (i) the amounts set forth above are correct, (ii) Lender has not issued any written notices of default to Original Borrower which have not been cured, and (iii) there are no existing material defaults under the Loan Documents.

2.3 Assumption Fee. Simultaneously with or prior to the execution hereof, any or both of Borrower Parties shall pay to or has paid Lender: (i) an assumption fee equal to $103,706.21, which is 0.5% of the outstanding principal balance of the Loan; (ii) a modification fee equal to $31,111.86, which is 0.15% of the outstanding principal balance of the Loan, (iii) an administration fee equal to $125.00; (iv) a flood determination fee equal to $15.00; (v) a credit review fee equal to $589.50; (iv) an insurance review fee equal to $400.00, and (v) property inspection report fees equal to $350.00, each of which Borrower Parties agrees are fees for new consideration and are not interest charged in connection with the Loan.

2.4 Payment of Transaction Costs and Expenses. Any or both of Borrower Parties shall pay at the time of execution of this Agreement by Lender: (a) the legal fees and disbursements of Lender’s counsel, Bilzin Sumberg Baena Price & Axelrod LLP, in connection with the preparation of this Agreement and the transactions contemplated in this Agreement; (b) all recording costs and documentary stamps, or other taxes if any, due upon the recording of this Agreement; and (c) the costs of updating Lender’s policy of title insurance insuring the Security Instrument to a current date and endorsing such policy to include this Agreement in the description of the Security Instrument with no additional exceptions, or, at Lender’s option, the cost of obtaining a new Lender’s policy of title acceptable to Lender insuring the Loan Documents as affected by this Agreement.

2.5 Release and Covenant Not To Sue. Each of Borrower Parties, as to itself and all of its heirs, successors and assigns only, remises, releases, acquits, satisfies and forever discharges Lender Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of Borrower Parties now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of completion of the Requested Actions (“Acquisition Date”), including, without limitation, matters arising out of or relating to (a) the Loan (b) the Loan Documents, and (c) the Project. Each of Borrower Parties, as to itself and all of its respective heirs, successors and assigns only, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

2.6 Further Assurances. Borrower Parties shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Project, and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

ARTICLE 3

ADDITIONAL PROVISIONS

3.1 Modifications to Loan Agreement. For so long as New Borrower owns the Project, the following modifications to the Loan Agreement shall apply:

(a) Control. The reference to forty-nine percent (49%) in the definition of “Control” set forth in Section 1.1 of the Loan Agreement is hereby revised to read “fifty-one percent (51%).”

(b) Guarantor. The definition of “Guarantor” set forth in Section 1.1.1 of the Loan Agreement shall hereafter mean and refer, jointly and severally, to TNP Strategic Retail Trust, Inc. (the “TNP REIT”), TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership (the “TNP Operating Partnership”), Anthony Thompson (“Thompson”), TNP Property Manager, LLC, a Delaware limited liability company (“TNP Manager”).

(c) Key Principals. The definitions of “Key Principals” and “Borrower Representative” and all references to such terms in the Loan Agreement are hereby deleted in their entirety.

(d) Capital Expense Reserves. The monthly payment into the Capital Reserve Subaccount shall be increased to $9,500.00 per month which shall be due and payable on each

Payment Date (as such term is defined in the Loan Agreement) in accordance with Section 3.4 of the Loan Agreement.

(e) Flood Zone. The last sentence of Section 4.14 of the Loan Agreement is hereby deleted.

(f) Borrower Notices. The reference to two (2) Business days in Section 6.2(b)(i) of the Loan Agreement is hereby amended to read: “ten (10) days.”

(g) Annual Reports. The reference to ninety (90) days in Section 6.3.2 of the Loan Agreement is hereby amended to read: “one hundred twenty (120) days.” In addition, the reports delivered pursuant to this Section will not be certified by Borrower, but will instead be certified by the TNP REIT. In addition, all financial reporting or any other covenants or requirements relating to the TNP REIT, the TNP Operating Partnership or the TNP Manager in any of the Loan Documents shall relate only to the TNP REIT, and as to Thompson, he shall only be required to provide quarterly balance sheets, annual income tax returns and any other financial report prepared in the ordinary course of his business or otherwise required by any other lender, notwithstanding anything in the Loan Documents to the contrary.

(h) Monthly/Quarterly Reports. Notwithstanding anything in Section 6.3.3 to the contrary, the quarterly reports required under this Section will not need to be delivered to Lender until forty-five (45) days after the end of each calendar quarter, rather than the twenty (20) days currently required under Section 6.3.3.

(i) Publicity. Notwithstanding anything in Section 10.16 of the Loan Agreement to the contrary, Lender approval shall not be required for any publicity of the nature described in Section 10.16 which is required by law to be made by New Borrower, the TNP Operating Partnership or the TNP REIT, or which mentions only the amount of the Loan, the interest rate, the term of the Loan and/or the identity of the Lender.

(j) Ownership of Borrower. Schedule 3 referenced in Section 4.17 of the Loan Agreement is deleted in its entirety and replaced with Schedule 3 attached hereto.

(k) Special Purpose Bankruptcy Remote Entity. The following words are hereby added to the beginning of clause (iv) of the definition of Special Purpose Bankruptcy Remote Entity set forth on Schedule 4 to the Loan Agreement: “unless otherwise permitted by the Loan Documents.”

(l) Permitted Transfers. Clause (iv) of the definition of “Permitted Transfers” set forth in Section 1.1.1 of the Loan Agreement is hereby modified to read as follows

(i) Notwithstanding anything to the contrary contained in Loan Documents, the Transfer (as such term is defined in the Loan Agreement) (the “REIT Share Transfer”) of any shares of stock (the “REIT Shares”) in the TNP REIT or the Transfer (the “OP Transfer”) of the limited partnership interests (the “OP Interests”) of the TNP Operating Partnership shall be permitted without Lender’s prior written consent, provided that (i) neither the REIT Share Transfer nor the OP Transfer causes a violation of any federal or state securities laws, (ii) the TNP REIT is a public reporting entity registered with the Securities and Exchange Commission, and (iii) neither the REIT Share Transfer nor the OP Transfer results in a

Change of Control (as hereinafter defined) of the REIT, the TNP Operating Partnership or New Borrower.

For purposes of this Section, a “Change in Control” shall occur when, without first obtaining the prior written consent of Lender, which consent may be withheld or granted in Lender’s sole and absolute discretion: (i) the TNP Operating Partnership is no longer the owner of 100% of the membership interest of New Borrower, (ii) the REIT is no longer the owner of 51% or more of the limited partnership interests in TNP Operating Partnership, (iii) the REIT is no longer the sole general partner of the TNP Operating Partnership and/or no longer Controls the day to day operations of New Borrower, (iv) during any consecutive twelve (12) calendar month period, the majority of the members of the board of directors of the REIT (the “Board of Directors”) at the beginning of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board of Directors at the end of any such consecutive twelve (12) calendar month period; provided, however, in the event of a vacancy on the Board of Directors due to the death or disability of an Incumbent Director or due to a resignation or removal of an Incumbent Director for reasons unrelated to a REIT Share Transfer, the replacement director approved by a majority (or such larger percentage if required by the governing documents of the REIT) of the remaining Incumbent Directors shall constitute an Incumbent Director for purposes hereof, (v) TNP Strategic Retail Advisor LLC, a Delaware limited liability company (“TNP Advisor”) is no longer the sole Advisor under that certain Advisory Agreement (the “Advisory Agreement”) dated as of July 10, 2009, among the TNP REIT, the TNP Operating Partnership and TNP Advisor, a true, correct and complete copy of which was delivered to Lender, or the authority of TNP Advisor under the Advisory Agreement has been revoked, limited or modified under Section 4(e) or any other section of the Advisory Agreement, or TNP Advisor no longer Controls the day to day operations of the TNP REIT as provided in the Advisory Agreement, (vi) Thompson National Properties, LLC a Delaware limited liability company (“TNP”) and TNP SRT Management LLC (“TNP SRT”), are no longer the owners of 100% of TNP Advisor, (vii) TNP is no longer the owner of at least 75% of the membership interest in, the sole Managing Member of or otherwise no longer Controls the day to day operations of TNP Advisor, (viii) TNP Management LLC, a Delaware limited liability company (“TNP Management”) is no longer the sole Managing Member of or no longer Controls the day to day operations of TNP, (ix) Thompson is no longer the sole Managing Member or otherwise no longer Controls the day to day operations of TNP Management, (x) Thompson is no longer the owner of at least 30% of the indirect ownership interests of TNP, (xi) TNP no longer Controls or owns 51% or more of the membership interests of Project Manager, and/or (xii) Thompson no longer owns the number of REIT Shares having an initial purchase price of at least One Million and 00/100 Dollars ($1,000,000.00). In addition to the occurrence of any of the foregoing events causing a “Change of Control,” the occurrence of any of the foregoing events shall also constitute an Event of Default under Section 8.1(d) of the Loan Agreement and a “Springing Recourse Event” under Section 10.1 of the Loan Agreement and under Section 1(b) of the Guaranty.

Notwithstanding the terms of clause (v) above, in the event of an emergency in which the Board of Directors believes it is necessary to terminate the Advisory Agreement with TNP Advisor and replace TNP Advisor to preserve the value of the TNP REIT’s assets, including its interest in the Project prior to Borrower obtaining consent from Lender as to such replacement, it may replace TNP Advisor with a Permitted Advisor on a temporary basis during the period in which New Borrower diligently pursues obtaining consent from Lender to such replacement. For purposes hereof, the term “Permitted Advisor” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $125,000,000 and (iii) not subject to a any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors.

Neither a REIT Share Transfer nor an OP Transfer shall relieve New Borrower, the TNP REIT, the TNP Operating Partnership, the Project Manager or Thompson (collectively, “New Indemnitor”) of any of their respective obligations and liabilities under the Note or any of the other Loan Documents or under the Guaranty or the Joinder by and Agreement of New Indemnitor attached hereto (the “New Indemnitor Joinder”).

3.2 PCR.

(a) Within ninety (90) days from the date hereof, New Borrower shall commence, and provide Lender with satisfactory evidence of such commencement of, the Immediate Needs described in the PCR (the “Immediate Needs”). If all of such Immediate Needs cannot be completed within said 90-day period despite diligent efforts by New Borrower to achieve the same, then and in such event, the time period to complete any then remaining and outstanding Immediate Needs shall be extended so long as New Borrower continues to use diligent efforts to complete or cause the completion of any such remaining Immediate Repairs, but in no event shall such extended period exceed a period of six (6) months from the date hereof. Upon completion of the Immediate Needs, New Borrower shall pay for a Lender approved inspection company (“Inspector”) to inspect the Project to determine if the Immediate Repairs have been timely and fully completed. If the Immediate Repairs have not been timely and fully completed, the Inspector shall provide a written report regarding the status of the Immediate Needs and shall specifically outline the work necessary to complete the Immediate Needs and a time frame for doing so. New Borrower shall complete the Immediate Needs set forth in the Inspector’s report within the time frame set forth in the Report or New Borrower shall be in default hereunder, whereupon, Lender, in addition to all other rights and remedies for default under the Loan Documents, shall have the right, but not the obligation, to use the funds being held in any of the escrow accounts being held by Lender to complete the Immediate Needs.

(b) In addition to repairing and /or replacing the Immediate Needs listed in the PCR, New Borrower shall repair and/or replace or New Borrower shall cause the repair or replacement of the items set forth on the Replacement Reserve Study in the PCR within the time frames set forth on such Replacement Reserve Study. New Borrower shall promptly upon completion provide satisfactory evidence to Lender of the full and timely repair and/or replacement of such items. Failure to fully and timely complete such repairs and/or replacements shall constitute a default under the Loan Documents

3.3 Consent of Lender. Subject to the terms of this Agreement, Lender hereby consents to the Requested Actions. Borrower Parties agree that this Agreement shall not be deemed an agreement by Lender to consent to any other transfer or conveyance of the Project or assumption of the Loan, or a consent to any secondary financing or secondary encumbrance on the Project or New Borrower or any interests in New Borrower.

3.4 Release of Original Indemnitor and Original Borrower. By its execution hereof, Lender hereby releases (i) Original Indemnitor from its obligations under the Guaranty (as defined in Exhibit B attached hereto) from and after the Acquisition Date in accordance with and subject to the terms of the Original Indemnitor Joinder and (ii) Original Borrower for any acts or events occurring or obligations arising under the Loan Documents after the Acquisition Date with the exception of any liability of Original Borrower based upon (a) any material misrepresentation of Original Borrower in this Agreement or any other document executed in connection herewith and/or (b) its obligations under Section 1(b) of the Guaranty as it relates to Section 10.1(c) of the Loan Agreement (the “Environmental Indemnity Obligations Under Guaranty”) that are caused by Original Borrower or any of its agents or result from the existence of conditions existing prior to the Acquisition Date or migrating to or from any portion of the Project prior to the Acquisition Date, or result from a violation of Environmental Laws (as defined in the Loan Agreement) prior to the Acquisition Date.

3.5 UCC Filings. New Borrower hereby grants and confirms unto Lender a first lien priority interest in all of New Borrower’s personal property and all of the fixtures located at the Project to the maximum extent permitted by the Uniform Commercial Code (“UCC”). Borrower Parties hereby consent to the filing of any financing statements or UCC forms required to be filed in the applicable states or any other applicable filing office, including, but not necessarily limited to, the state of organization of New Borrower and in the Bureau of Conveyances of the State of Hawaii (collectively “Filings”) in order to perfect or continue the perfection of said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the UCC, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent or signature of either of the Borrower Parties.

3.6 References to Loan Documents. All references to the term Loan Documents in the Security Instrument and the other Loan Documents shall hereinafter be modified to include this Agreement and all documents executed and/or required in connection with the Requested Actions.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1 No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing at law.

4.2 No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents or at law. No delay or failure on the part of any party hereto in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party hereto contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions. Any party hereto may in writing expressly waive any of such party’s rights under this Agreement without invalidating this Agreement.

4.3 Successors or Assigns. Whenever any party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the parties, whether so expressed or not.

4.4 Construction of Agreement. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and no provision shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Borrower Parties at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower Parties, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the parties with respect to the subject matters. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Agreement are the free and voluntary act of Borrower Parties.

4.5 Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

4.6 Notices. Except as otherwise specifically provided to the contrary, any and all notices, elections, approvals, consents, demands, requests and responses (“Communications”) permitted or required to be given under this Agreement and the Loan Documents shall not be effective unless in writing, signed by or on behalf of the party giving the same, and sent by certified or registered mail, postage prepaid, return receipt requested, or by hand delivery or overnight courier service (such as FedEx), to the party to be notified at the address of such party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section. Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section. Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

BANK OF AMERICA, N.A., AS TRUSTEE

c/o Wells Fargo Commercial Mortgage Servicing

45 Fremont Street

San Francisco, California 94105

Re: MSCI 2006-IQ11; Loan No.: 710202870

With a copy to:

LNR PARTNERS, INC.

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attn: Director of Servicing

Re: MSCI 2006-IQ11 Loan No.: 710202870

and, if given to Original Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

WEST OAHU MALL ASSOCIATES LLC

1880 Century Park East, Suite 810

Los Angeles , California 90067

Attn: Faraz Daneshgar

Facsimile: (310) 276-1290

With a copy to:

RUSH MOORE LLP

737 Bishop Street, Suite 2400

Honolulu, Hawaii 96813

Attn: David Shibata, Esq.

Facsimile: (808) 521-0436

and, if given to New Borrower, must be addressed as follows, subject to change as provided above:

c/o Thompson National Properties, LLC

1900 Main Street, Suite 700

Irvine, California 92614

Attn: Stephen Corea

Facsimile: (949) 252-0212

With a copy to:

GREGORY KAPLAN, PLC

7 East Second Street

Richmond, Virginia 23224

Attn: Joseph J. Mcquade, Esq.

Facsimile: (804) 916-9127

4.7 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State in which the Project is located.

4.8 Headings; Exhibits. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

4.9 Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Lender’s consent to the Requested Actions shall not be deemed to constitute Lender’s consent to any provisions of the organizational documents that would be in violation of the terms and conditions of any of the Loan Documents.

4.10 Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

4.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

4.12 New Indemnitor Joinder. New Indemnitor shall assume the obligations of Original Indemnitor under the Guaranty pursuant to the terms of the New Indemnitor Joinder.

4.13 WAIVER OF TRIAL BY JURY. BORROWER PARTIES HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER PARTIES.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	LENDER:

BANK OF AMERICA, N.A., A NATIONAL BANKING ASSOCIATION, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-IQ11

	By:	LNR Partners, Inc., a Florida corporation, as attorney-in-fact

		By:	/s/ Randolph J. Wolpert
Randolph J. Wolpert, Vice President

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	ORIGINAL BORROWER:

WEST OAHU MALL ASSOCIATES LLC, a Hawaii limited liability company

	By:	West Oahu Mall, Inc., a Hawaii corporation, its Managing Member

		By:	/s/ Joseph Daneshgar
			Name:	Joseph Daneshgar
			Title:	President

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:		NEW BORROWER:

TNP SRT WAIANAE MALL, LLC, a Delaware limited liability company

		By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its sole member

			By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

/s/ Mark A. Mercado				By:	/s/ Wendy Worcester
Print Name:	Mark A. Mercado			Name:	Wendy Worcester
				Title:	CFO
/s/ Dalila Bueno
Print Name:	Dalila Bueno

STATE OF CALIFORNIA		)
)
COUNTY OF	Orange	)

On June 2, 2010 before me, Bhriza Camacho, the undersigned, a Notary Public in and for said State, personally appeared Wendy Worcester, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Bhriza Camacho

Name	Bhriza Camacho
	(typed or printed)	(Seal)